Exhibit 10.3

WAIVER, CONSENT AND NINTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS WAIVER, CONSENT AND NINTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of June 11, 2018, is made and entered into by and among CNH FINANCE FUND I, L.P. formerly known as SCM Specialty Finance Opportunities Fund, L.P., a Delaware limited partnership (“Lender”) and TRANS-LUX CORPORATION, a Delaware corporation (“Trans-Lux”), TRANS-LUX DISPLAY CORPORATION, a Delaware corporation (“TDC”), TRANS-LUX MIDWEST CORPORATION, an Iowa corporation (“TMC”), TRANS-LUX ENERGY CORPORATION, a Connecticut corporation (“TEC”, and together with Trans-Lux, TDC, and TMC, individually and collectively, “Borrower”).

WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement dated as of July 12, 2016 (as the same has been and may from time to time be amended, restated, supplemented or otherwise modified, collectively, the “Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender has made certain credit facilities available to Borrower.  The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents.”

WHEREAS, Borrower has requested and Lender has agreed to, among other things, (i) waive the Specified Defaults (as defined herein) and (ii) amend the terms and conditions of the Loan Documents, in each case pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Defined Terms.  Initially capitalized terms used herein and not defined herein that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement (as amended hereby).

2.         Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)        The following defined term contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Subordination Agreement” means each agreement, including the Closing Date Subordination Agreement, the Penner Subordination Agreement and the Carlisle Subordination Agreement and any other subordination or intercreditor agreement, between Lender and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Indebtedness owing from any Borrower(s) and/or the Liens securing such Indebtedness granted by any Borrower(s) to such creditor are subordinated to the Obligations and the Liens created under the Loan Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Lender in the exercise of its sole discretion.

“Subordinated Debt” means any Indebtedness incurred by Borrower(s) with the prior written consent of Lender that is subordinated to the Obligations (and which Indebtedness is identified as being subordinate to the Obligations by Borrower and Bank) pursuant to a Subordination Agreement and Subordination Debt Documents, all of which shall be acceptable to Lender in its sole and absolute discretion, including the Closing Date Subordinated Debt, the Note and Debenture Subordinated Debt, the Penner Subordinated Debt and the Carlisle Subordinated Debt.

“Subordinated Debt Documents” means (i) all credit and security agreements and any other documents evidencing and/or securing Subordinated Debt, including the Closing Date Subordinated Debt Documents, the Penner Subordinated Debt Documents and the Carlisle Subordinated Debt Documents, and (ii) the Note and Debenture Subordinated Debt Documents, which are subordinated by their terms, all of which documents must be in form and substance acceptable to Lender in its sole discretion.

(b)        Subsection (ix) of the definition of “Permitted Indebtedness” contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ix) Subordinated Debt;

(c)        The definition of “Permitted Liens” contained in Section 1.2 of the Credit Agreement is hereby amended by amending and restating subsection (o) thereof in its entirety to read as follows:

(o) Liens and encumbrances securing Subordinated Debt to the extent such Liens and encumbrances are subject to a Subordination Agreement and are fully subordinated to the Liens and encumbrances securing the Obligations.

(d)        Section 7.12 of the Credit Agreement is hereby amended by amending and restating subsection (b) therein in its entirety to read as follows:

(b)         Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists under the Loan Documents, Borrower may make (x) regularly scheduled monthly payments of interest and principal on Subordinated Debt in accordance with the applicable Subordinate Debt Documents, provided that the Borrower shall not make any prepayments of principal or interest on Subordinated Debt.  Notwithstanding the foregoing, Borrower may (x) (i) prepay the principal and/or interest as set forth in the Penner Subordinated Creditor Debt

Documents and/or (ii) pay Penner Subordinated Creditor on the Maturity Date (as defined in the Penner Subordinated Creditor Debt Documents) the balloon principal payment of the total outstanding principal amount of the indebtedness in an amount of up to $1,500,000, plus any accrued interest and other note related charges due and owing as set forth in the Penner Subordinated Creditor Debt Documents and (y) (i) prepay the principal and/or interest as set forth in the Carlisle Subordinated Creditor Debt Documents and/or (ii) pay Carlisle Subordinated Creditor on the Maturity Date (as defined in the Carlisle Subordinated Creditor Debt Documents, as in effect on October 10, 2017) the balloon principal payment of the total outstanding principal amount of the indebtedness in an amount of up to $500,000, plus any accrued interest and other note related charges due and owing as set forth in the Carlisle Subordinated Creditor Debt Documents; provided, however, Borrower shall only be permitted to make such payment(s) to the extent Lender has received from Borrower a certificate, in form and substance reasonably satisfactory to Lender, signed on behalf of Borrower by a duly authorized officer of Borrower and dated as of the date of such payment(s) certifying, among other things, (i) that no Event of Default exists under the Loan Documents or would result from the making of such payment(s) and (ii) all supporting documentation.

(e)        Section 8.1 of the Credit Agreement is hereby amended by amending and restating subsection (n) in its entirety to read as follows:

(n)

Any Credit Party is in default, which default is not cured within any applicable grace period or cure period or waived, under any Subordinated Debt Document.

3.         Consent.  Subject to the terms and conditions hereof, the Lender hereby consents to the incurrence of Subordinated Debt (i) in the amount of $330,000.00 to SM Investors, L.P. (the “SM Investors Debt”) pursuant to the Subordinated Secured Promissory Note dated as of the date hereof (the “SM Investors Note”), made by Trans-Lux, and (i) in the amount of $670,000.00 to SM Investors II, L.P. (collectively with the SM Investors Debt  “SMI Subordinate Debt”) pursuant to the Subordinated Secured Promissory Note dated as of the date hereof (together with the SM Investor Note, the “SMI Subordinated Notes”), made by Trans-Lux.

4.         Representations and Warranties.  Borrower represents and warrants to Lender that, before and after giving effect to this Agreement:

(a)        All warranties and representations made to Lender under the Credit Agreement and the Loan Documents are accurate in all material respects on and as of the date hereof as if made on and as of the date hereof, before and after giving effect to this Agreement.

(b)       The execution, delivery and performance by each Credit Party of this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action of the appropriate Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any Credit Party or any of the Credit Parties’ respective properties the effect of which would reasonably be expected to have a Material Adverse Effect, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of each Credit Party, or any agreement between any Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under, any indenture, agreement or other instrument to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound, the effect of which would reasonably be expected to have a Material Adverse Effect; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Credit Party unless otherwise obtained.

(c)        This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith constitutes the legal, valid and binding obligation of each respective Credit Party, enforceable against such Credit Party in accordance with its respective terms.

(d)        Except for the Specified Defaults, no Default or Event of Default has occurred and is continuing or would exist under the Credit Agreement or any of the Loan Documents, before and after giving effect to this Agreement.

5.         Conditions Precedent.  The amendments set forth in Section 2 and the limited waiver set forth in Section 5 shall be effective upon completion of the following conditions precedent (with all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a)        Lender shall have received this Agreement duly executed by Borrower;

(b)        Lender shall have received executed copies, in form and substance satisfactory to Lender, of the SMI Subordinated Notes and any other agreements, documents and instruments related to the SMI Subordinated Debt, including the Subordination and Intercreditor Agreement by and among the Lender, the SMI Investors and Trans-Lux;

(c)        Payment to Lender of a default waiver and subordinated debt consent fee in the amount of $6,500.00;

(d)        Payment of all other fees, charges and expenses payable to Lender on or prior to the date hereof, if any; and

(e)        Borrower shall have executed and/or delivered such additional documents, instruments and agreements as requested by Lender.

6.         Post-Closing Obligations.

(a)        Lender shall have received detailed cash-flow projections, in form and level of detail satisfactory to Lender, for the remainder of 2018 and 2019 on or before June 15, 2018; and

(b)        Borrower and Lender shall have entered into a tenth amendment to the Credit Agreement, in form and substance satisfactory to Lender in its sole discretion, on or before June 30, 2018, which amendment shall amend and restate certain financial covenants set forth in the Credit Agreement.

7.         Limited Waiver of Specified Defaults.  Borrower has failed (i) to comply with the Loan Turnover Rate covenant as of the calendar months ending April 30, 2018 as required pursuant to Section 7.1 of the Credit Agreement, (ii) to comply with the Fixed Charge Coverage Ratio covenant as of the calendar months ending April 30, 2018 as required pursuant to Section 7.1 of the Credit Agreement, each of which constitutes an Event of Default under the Credit Agreement (the “Specified Defaults”).  Lender hereby waives compliance by the Borrower with respect to the Specified Defaults only.  The Lender’s waiver of non-compliance with the Credit Agreement is limited to the specific instance of the Specified Defaults and shall not be deemed a waiver of or consent to any other failure to comply with the terms of the Credit Agreement.  Such waiver shall not prejudice or constitute a waiver of any right or remedies which the Lender may have or be entitled to with respect to any other provision of the Credit Agreement.  The waiver is for these particular instances and shall not be construed as a waiver of any other presently existing or future Event of Default.

8.         Miscellaneous.

(a)        Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Agreement, each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import or (ii) the other Loan Documents to “the Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by this Agreement.

(b)        Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof.

(c)        Release.  By execution of this Agreement, Borrower acknowledges and confirms that Borrower does not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against any Released Party (as defined below), whether asserted or unasserted.  Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely releases and forever discharges Lender, its Affiliates and its and their respective managers, members, officers, employee, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties, arising out of or relating to this Agreement, the Credit Agreement and the other Loan Documents which Releasing Parties ever had or now have against any Released Party, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

(d)        Security Interest.  Borrower hereby confirms and agrees that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens.  Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

(e)        Costs and Expenses.  Borrower agrees to pay on demand all usual and customary costs and expenses of Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, without limitation (i) reasonable attorneys’ fees and expenses of Lender’s counsel and (ii) all costs and expenses of Lender (including reasonable attorneys’ fees and expenses) in connection with Lender’s counsel performing searches on or about the date hereof in connection with Lender’s rights under Section 2.10(e) of the Credit Agreement.

(f)        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

(g)        Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.

(h)        Loan Document.  This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement for all purposes.

 [Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first hereinabove written.

BORROWER:	TRANS-LUX CORPORATION, a Delaware corporation
TRANS-LUX DISPLAY CORPORATION, a Delaware corporation
TRANS-LUX MIDWEST CORPORATION, an Iowa corporation
TRANS-LUX ENERGY CORPORATION, a Connecticut corporation

By: /s/ Todd Dupee_________________________
Name: Todd Dupee
Title: Vice President and Controller

As Vice President and Controller of each of the above entities and, in such capacity, intending by this signature to legally bind each of the above entities

Signature Page to Waiver, Consent and Ninth Amendment to Credit and Security Agreement

LENDER:	CNH FINANCE FUND I, L.P. formerly known as
SCM Specialty Finance Opportunities Fund, L.P, a Delaware limited partnership

By: /s/ Timothy Peters_________________________
Name: Timothy Peters
Title: Authorized Signatory

Signature Page to Waiver, Consent and Ninth Amendment to Credit and Security Agreement